Exhibit 10.1

PROMISSORY NOTE

SBA PAYCHECK PROTECTION PROGRAM

(POST-ECONOMIC AID ACT PPP LOAN)

SBA LOAN # 5747308510

MNB LOAN # 5747308510

DATE: March 1, 2021

BORROWER: Deep Down, Inc., a Delaware corporation

BORROWER'S ADDRESS: 18511 Beaumont Hwy, Houston, TX 77049

LENDER: MOODY NATIONAL BANK and its successors and assigns

LOAN PRINCIPAL AMOUNT $1,111,015.00

LOAN MATURITY DATE: March 1, 2026

The loan ("Loan") evidenced by this Note is made pursuant to (i) all applicable provisions of the United States Small Business Administration ("SBA") Small Business Act Section 7(a), the Paycheck Protection Program Flexibility Act of 2020 ("Flexibility Act"), the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act"), and the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act ("Economic Aid Act"), and all interim final rules, guidances, procedural notices, and final rules, and all regulations, SOPs, and FAQs as are posted, issued, supplemented and/or amended from time to time by SBA and/or the United States Department of Treasury ("Treasury"), and all further laws passed, related to the SBA Paycheck Protection Program (collectively, the "Program"), and to (ii) that certain Paycheck Protection Program Borrower Application Form dated February 19, 2021 submitted by Borrower to Lender (such application together with all supporting information and documentation being referred to herein as the "Application"). The Application is incorporated by this reference into this Note and made a part of this Note, as if fully set out in this Note.

Borrower certifies to Lender that all information, certifications and authorizations contained in the Application, including all supporting information and documentation submitted as part of the Application, continue to be true, complete and correct as of the date of this Note.

Borrower agrees to comply with all requirements of the Program, including but not limited to use of funds advanced under this Note for purposes permitted under the Program.

Lender may at any time, without notice to or consent of Borrower, transfer, assign, sell or convey this Note to any person or entity, including the SBA.

Notwithstanding anything to the contrary contained in this Note, when the SBA is the holder of this Note, this Note will be interpreted and enforced under Federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, and other purposes. By using such procedures, SBA does not waive any Federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt Federal law.

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PROMISE TO PAY

For value received, Borrower promises to pay to the order of Lender the principal amount of One Million One Hundred Eleven Thousand Fifteen and 00/100ths Dollars ($1,111,015.00), together with interest thereon as provided in this Note, and all other amounts required by this Note.

INTEREST RATE DURING NOTE TERM

Interest shall accrue at the pre default rate of ONE PERCENT (1.0%) per annum on all Principal from time to time remaining unpaid from the date of advance until the Loan Maturity Date (sometimes herein referred to as the "Note Term"). Interest shall be calculated on a non-compounding, non-adjustable basis, computed on the per annum basis of a year of actual/365 days, and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated.

FORGIVENESS AND NOTE PAYMENT TERMS
Forgiveness:

Borrower understands that, subject to the terms and conditions of the Program, Borrower may apply for Loan forgiveness by the SBA and that this Loan may be forgiven in whole or in part by the SBA ("Loan Forgiveness"). If Borrower chooses to apply for Loan Forgiveness, Borrower may submit its application for such Loan Forgiveness at any time on or before the Loan Maturity Date, provided that Borrower has used all Loan proceeds for which Borrower is requesting Loan Forgiveness. Borrower shall, at or before any such application, notify Lender in writing of the "Loan Forgiveness Covered Period" selected by Borrower as provided herein. Borrower's "Loan Forgiveness Covered Period" shall mean the period of time selected by Borrower which must begin on the date of disbursement of funds under this Loan ("Disbursement Date") and shall end ("Loan Forgiveness Covered Period Ending Date") on any date selected by Borrower that occurs between (i) the date which is 8 weeks after the Disbursement Date and (ii) the date which is 24 weeks after the Disbursement Date. The "Maximum Covered Period" is twenty-four (24) weeks after the Disbursement Date.

Borrower understands that Lender does not control any Loan Forgiveness determination made or not made by the SBA, or any other element of the Program. Lender will have no liability to Borrower with respect to any determination made by Lender or SBA with respect to the amount of Loan Forgiveness, if any, to which Borrower may be entitled under the Program. Borrower releases and holds Lender harmless from any and all actions and decisions taken and/or not taken by the SBA regarding the Loan. Lender shall notify Borrower of any remittance by SBA of any Loan Forgiveness amount, or shall notify Borrower that SBA has determined that no Loan Forgiveness is allowed, whichever is applicable.

If the Loan is not fully forgiven by SBA, Borrower shall remain liable for the full and punctual payment and satisfaction of, and Borrower agrees to pay, the remaining Principal balance and all interest thereon in accordance with the terms of this Note. The amount of Loan Forgiveness, if any, will be applied in the same manner as all other payments under this Note.

Note Payment Terms:

If Borrower submits to Lender a Loan Forgiveness application within 10 months after the end of the Maximum Covered Period, no payments of principal or interest under this Note shall be due or payable before the date on which the SBA remits to Lender the amount of Loan Forgiveness determined by it under the Program, or, the date on which SBA notifies Lender that no Loan Forgiveness is allowed ("Payment Deferral Period"). Interest will continue to accrue during the Payment Deferral Period. It is provided, however, that if for any reason Borrower does not apply for Loan Forgiveness within 10 months after the end of the Maximum Covered Period, the "Payment Deferral Period" shall be deemed to end on the date which is 10 months after the end of the Maximum Covered Period.

If there remains any unpaid Principal under this Note as of the end of the Payment Deferral Period ("Remaining Balance"), Lender will, following the end of the Payment Deferral Period, provide the Borrower with written notice of the amount of such Remaining Balance. Such Remaining Balance, together with interest thereon as provided in this Note shall be due and payable in equal amortizing monthly payments ("Monthly Installments") which shall be in such amount as stated in such notice. The first Monthly Installment shall be payable on the date stated in such notice, and a Monthly Installment shall also be due and payable on the same calendar day of each subsequent month during the term of this Note. It is provided, however, that all then-unpaid Principal and all then-unpaid accrued interest will be due and payable in full on the Loan Maturity Date.

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If Lender has not received the full amount of any Monthly Installment by the end of the tenth (10th) calendar day following the date upon which such Installment is due ("Past Due Installment"), then, in addition to interest accruing at the Default Rate (herein defined) such overdue Installment from the date due until paid, Borrower shall pay a late charge to the Lender in an amount equal to Five Percent (5%) of the amount of such Past Due Installment ("Late Charge"), no later than the due date of the next Installment which becomes due after the due date of the Past Due Installment for which the Late Charge is owed. Borrower shall be required to pay a Late Charge only once for each Past Due Installment. Failure to timely pay a Late Charge required hereunder shall be an event of Default under the Note. These provisions shall not waive or modify Borrower's obligations under the Note to timely pay all Monthly Installments.

Borrower may prepay this Note on any business day of Lender without penalty.

Both Principal and interest are payable at the office of Moody National Bank, in the City of Galveston, or at any other office of the Moody National Bank in Galveston, Harris, Travis, Fort Bend or Brazoria County, Texas, or at such other place as Lender may direct in written notice to Borrower.

Payments received from Borrower shall be applied first to Lender's cost of collection and enforcement of this Note, then to unpaid accrued interest, then to unpaid Principal.

All sums payable or to be payable under this Note must be paid in immediately available funds in lawful money of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts, without offset. Whenever any payment to be made under this Note is stated to be due on a Saturday, Sunday or legal holiday for commercial banks under applicable law, then such payment is due and may be made on the next succeeding business day, and such extension of time may be included in the computation of payment of interest under this Note. In the event payments under this Note are required to be made on the 29th, 30th, or 31st day of the month, the payment date for the month of February will be the last day of February. Any check, draft, negotiable order of withdrawal, money order or other instrument given in payment of all or any portion of this Note may be accepted by the holder hereof and handled in collection in the customary manner, but will not constitute payment under this Note or diminish any rights of the holder hereof until the required amount is actually and unconditionally received in full by the holder hereof. Payments in immediately available funds received by Lender in the place designated for payment on a business day prior to 2 p.m. Galveston, Texas time at said place of payment shall be credited prior to the close of business on the business day received, while payments received by Lender on a day other than a business day or after 2 p.m. Galveston, Texas time on a business day shall not be credited until the next succeeding business day. If any payment of Principal or interest on this Note shall become due and payable on a day other than a business day, such payment shall be made on the next succeeding business day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

Borrower is and shall be obligated to pay all Principal, interest and any and all other amounts which become payable under this Note or under any of the other instrument executed in connection with this Note ("Loan Documents") absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any applicable law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

Remittances in payment of any part of this Note other than in the required amount in immediately available funds at the place where this Note is payable shall not, regardless of any receipt or credit issued therefore, constitute payment until the required amount is actually received by Lender in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an event of Default in the payment of this Note.

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DEFAULT INTEREST AND OTHER INTEREST RELATED PROVISIONS

Prior to Default hereunder, unpaid Principal shall bear interest from the date hereof at the Interest Rate during the Note Term hereinabove provided. At Lender's option, from and after any Default hereunder, and continuing thereafter unless and until Lender has otherwise agreed in writing, Lender may elect in addition to all other rights and remedies of Lender hereunder, that all unpaid Principal (whether or not then due), and all unpaid accrued interest on this Note shall bear interest until paid at the highest per annum rate of interest, which, when added to all other interest paid, contracted for, received or charged, would not exceed the "Maximum Lawful Rate" (hereinafter defined), or, if there is no Maximum Lawful Rate, then at a per annum rate equal to Eighteen Percent (18.0%) (hereinafter referred to as the "Default Rate"), whether or not Lender has exercised its option to accelerate the maturity of this Note and declare the entire unpaid Principal indebtedness and accrued interest due and payable. Provided, however, after any Default hereunder, Lender, in its sole and absolute discretion, may elect to charge a rate of interest which is less than the Default Rate provided for in the preceding sentence. Any such election by Lender to charge such lesser amount shall not constitute a waiver of Lender's right to impose the Default Rate during the existence of any future Default. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any Default, and any additional amounts resulting from such Default Rate or other rate as provided above, are reasonable estimates of those damages and do not constitute a penalty.

Notwithstanding any provision in this Note to the contrary, it is expressly provided that in no case or event should the aggregate amounts, which by applicable law, are deemed to be interest with respect to this Note or any document securing this Note, ever exceed the "Maximum Lawful Rate". In this connection, it is expressly stipulated and agreed that it is the intention of the Lender and Borrower to contract in strict compliance with the laws of the State of Texas and/or the United States governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note and all other indebtedness paid or payable pursuant to the Loan Documents (whichever permits the higher rate of interest) from time to time in effect and applicable to this Note (herein called the "Applicable Law"). Nothing in this Note, or any other Loan Document, shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Lawful Rate. If the applicable law is ever judicially interpreted so as to render usurious, any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of this Note, (iii) Borrower will have paid or Lender will have received by reason of any prepayment by Borrower of this Note, or (iv) if under any other circumstances, the aggregate amounts contracted for, charged, or paid with respect to this Note, or any other Loan Document, which by applicable law are deemed to be interest, would produce an interest rate greater than the Maximum Lawful Rate, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the amounts remaining owing under this Note (or, if all amounts remaining owing under this Note have been or would thereby be paid in full, then refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the amounts under this Note then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall be abated for such time period) seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against amounts then owed under this Note by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note until payment in full so that the rate or amount of interest on account of this Note does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note for so long as any indebtedness hereunder is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

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To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Note and/or any other portion of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. As used hereunder, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents. As used hereunder, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.

DEFAULT AND LENDER REMEDIES

This Note shall become immediately due and payable, at the option of Lender at Lender's sole discretion and without notice, demand, presentment, notice of non-payment or non-performance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES), upon any one of the following occurrences or events (each referred to as a "Default"): (1) Borrower shall fail, refuse or neglect to pay and satisfy, in full and in the applicable method and manner required, any required payment of principal or interest or any other portion of the indebtedness evidenced by this Note as and when the same shall become due and payable, whether at the stipulated due date thereof, at a date fixed for payment, or at maturity, by acceleration or otherwise; (2) upon breach or default under the terms of any instrument executed in connection with this Note; (3) if Borrower shall die, become insolvent (however such insolvency may be evidenced), or dissolve, or its existence as a legal entity terminate; (4) if Borrower files a petition in any proceeding in bankruptcy or for relief of debtors or readjustment of debt seeking the protection thereof, or makes an assignment for the benefit of creditors, or any receiver or liquidator is appointed for Borrower or any property of Borrower, or Borrower make an assignment for the benefit of creditors; (5) if any proceedings in bankruptcy or for the relief of debtors or readjustment of debts is filed against Borrower and not dismissed within 60 days after the filing of the petition commencing such proceeding; (6) if Borrower fails to furnish financial or other information requested by the Lender or SBA, or furnishes or has furnished any financial or other information or statements which are false or misleading in any respect; (7) any event occurs with respect to Borrower which causes the holder of this Note to reasonably deem itself insecure as to the likelihood of prompt full payment of the Indebtedness evidenced hereby; (8) Borrower has any adverse change in financial condition that Lender believes may materially affect Borrower's ability to pay this Note; (9) Borrower fails to disclose any material fact to Lender or SBA; (10) Borrower reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; or (11) Borrower becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

Upon the occurrence of any Default, Lender shall have the right to exercise any and all rights and remedies under the Loan Documents or hereunder, including (i) to declare the entire unpaid balance of the indebtedness evidenced by this Note (including, without limitation, the outstanding Principal balance hereof and all accrued but unpaid interest thereon and all other amounts owing under this Note) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity, and (ii) to exercise any of Lender's other rights, powers, recourses and remedies under this Note, under any other Loan Document, or at law or in equity, and the same shall be cumulative and concurrent, may be pursued separately, singly, successively, or concurrently against any one or more Borrower, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and are intended to be, and shall be, nonexclusive. In no event shall Lender exercise any right of set off or offset against any Loan funds in any account of Borrower with Lender.

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If this Note is not paid at maturity, whether by acceleration or otherwise, or is placed in the hands of an attorney for collection or suit is filed hereon, or proceedings or had in probate, bankruptcy, receivership, organization, rearrangement or other legal proceedings for collection, enforcement or defense hereof, Borrower agrees to pay Lender all costs of collection including but not limited to reasonable amount of attorneys' fees, and to pay upon demand all fees and expenses incurred by Lender in securing or attempting to secure performance by Borrower of any of its obligations under this Note.

BORROWER CONFIRMATIONS

Borrower confirms to Lender as follows:

(a)	Borrower acknowledges that if Borrower defaults on this Loan, SBA may be required to pay Lender under the SBA guarantee to Lender for this Loan, and SBA may then seek recovery on this Loan from Borrower (to the extent any balance remains after Loan Forgiveness).

(b)	Borrower will keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrower's financial or business condition.

(c)	Borrower will not, without Lender's prior written consent, change Borrower's ownership structure, make any distribution of Borrower's assets that would adversely affect Borrower's financial condition, or transfer (including pledging) or dispose of any assets of Borrower except in the ordinary course of Borrower's business.

(d)	All certifications and statements made by Borrower in the Application are true and correct, and Borrower understands that Lender is relying on their accuracy and truth in making this Loan.

(e)	Pursuant to SBA SOP 50 10 5(J) (as may be amended), Borrower and/or Operating Company (as defined in such SOP) is/are hereby notified and acknowledge(s) that if the small business defaults on the SBA-guaranteed loan and SBA suffers a loss, the names of the small business and the guarantors of the SBA-guaranteed loan will be referred for listing in the CAIVRS database, which may affect their eligibility for further financial assistance.

(f)	If this Loan is a First Draw Loan under the Program, Borrower has not previously received any loan under the Program or under any previous version of the Program.

WAIVERS AND GENERAL PROVISIONS

BORROWER WAIVES AND RELINQUISHES PRESENTMENT FOR PAYMENT, PROTEST AND DEMAND, NOTICE OF NON-PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF ACCELERATION, NOTICE OF THE INTENT TO ACCELERATE, THE FILING OF SUIT, AND DILIGENCE IN COLLECTING THIS NOTE, AND AGREES TO THE SUBSTITUTION, EXCHANGE OR RELEASE OF ANY PARTY PRIMARILY OR SECONDARY LIABLE HEREON, AND FURTHER AGREES THAT IT WILL NOT BE NECESSARY FOR THE HOLDER HEREOF, IN ORDER TO ENFORCE PAYMENT OF THIS NOTE BY IT, TO FIRST INSTITUTE SUIT OR EXHAUST ITS REMEDIES AGAINST BORROWER, AND CONSENTS TO ANY ONE OR MORE EXTENSIONS OR POSTPONEMENTS OF THE TIME OF PAYMENT OF THIS NOTE ON ANY TERMS OR ANY OTHER INDULGENCES WITH RESPECT THERETO, WITHOUT NOTICE THEREOF TO ANY BORROWER. BORROWER WAIVES AND RELINQUISHES PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OR ANY OTHER NOTICES OR ANY OTHER ACTION. BORROWER WAIVES AND RELINQUISHES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION, REDEMPTION, APPRAISEMENT, EXEMPTION AND HOMESTEAD NOW OR HEREAFTER PROVIDED BY THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA AND OF EACH STATE THEREOF, BOTH AS TO ITSELF AND IN AND TO ALL OF ITS PROPERTY, REAL AND PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THIS NOTE.

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Neither the failure to exercise, nor delay in exercising, Lender's right to accelerate the maturity of this Note or any other right, power or remedy upon any default may be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time, nor be construed as a novation of this Note or as a reinstatement of the indebtedness evidenced by this Note. No single or partial exercise by Lender of any right, power or remedy exhausts the same or precludes any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All remedies provided for in this Note and in any other instrument securing or executed in connection with this Note are cumulative of each other and of any and all other remedies existing at law or in equity, and Lender is, in addition to the remedies provided in this Note, entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing under this Note. The resort to any remedy provided for under this Note, or provided for by law or in equity, will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies. Without limiting the generality of the foregoing provisions, Lender's acceptance from time to time of any payment under this Note that is past due or that is less than the payment in full of all amounts due and payable at the time of such payment, will not (i) constitute a waiver of or impair or extinguish the rights of Lender to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect, or (iii) operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender specifically, unequivocally and expressly agrees otherwise in writing. This Note may not be changed orally but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change or modification is sought. Borrower hereby waives and relinquishes the benefit of any statute or rule of law or equity now or hereafter existing, which would produce a result contrary to or in conflict with the foregoing.

If Borrower requests any modification or extension of this Note, or any consent of Lender related to this Note or any aspect of the Program, Borrower shall, as consideration for any review or action by Lender in response to any such request, pay all costs and expenses incurred by Lender in connection therewith.

Borrower acknowledges and agrees that Lender may, at any time, without the consent of or notice to Borrower, at Lender's sole discretion, assign, sell or transfer this Note or grant participations in all or part of the obligations of Borrower evidenced by this Note. Lender may disseminate to any assignee, purchaser, transferee or participant or prospective assignee, purchaser, transferee or participant any information that Lender has pertaining to the loan evidenced by this Note, including without limitation, any information regarding Borrower.

This Note binds and inures to the benefit of Borrower and Lender and their respective heirs, legal representatives, successors and assigns; provided, however, that if Borrower assigns this Note, Borrower shall so inform Lender in writing but no such assignment shall release Borrower of Borrower's obligations under this Note.

If there is more than one person or entity as Borrower under this Note, the obligations of such persons and entities as Borrower hereunder shall be joint and several.

Time is of the essence of this Note. This Note is executed and delivered as an incident to a lending transaction negotiated and consummated in Galveston County, Texas, and shall, except as otherwise expressly provided in this Note or as otherwise required by applicable law, be interpreted, construed and enforced in accordance with the internal laws of the State of Texas, without regard to Texas law with respect to conflict of laws. Borrower, for itself and its heirs, administrators, successors and assigns, hereby irrevocably (i) submits to the nonexclusive jurisdiction of the state and federal courts in Texas, (ii) waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the laying of venue of any litigation arising out of or in connection with this Note or any Loan Document brought in the District Court of Galveston County;-Texas or in the United States District Court for the Southern-District-of Texas, (iii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum, and (iv) agrees that any legal proceeding against any party to any of the Loan Documents arising out of or in connection with any of the Loan Documents may be brought in one of the foregoing courts. Borrower hereby agrees that service of process upon Borrower may be made by certified or registered mail, return receipt requested, at its address specified herein. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of Borrower's property in courts in other jurisdictions. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower acknowledges that these waivers are a material inducement to Lender's agreement to enter into the agreements and obligations evidenced by the Loan Documents, that Lender has already relied on these waivers and will continue to rely on each of these waivers in related future dealings. The waivers in this paragraph are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of any and all of the applicable Loan Documents. Where the context so requires references to any gender shall include the others and references to the singular shall include the plural and vice versa. If any term, covenant, condition, agreement, representation or warranty of the Note or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term, covenant, condition, agreement, representation or warranty to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, condition, agreement, representation or warranty of this Note shall be valid and enforced to the fullest extent permitted by law.

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Notwithstanding any prior business or personal relationship between Borrower and Lender, or any officer, director or employee of Lender, that may exist or have existed, the relationship between Borrower and Lender is solely that of debtor and creditor, Lender has no fiduciary or other special relationship with Borrower, Borrower and Lender are not partners or joint venturers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor. Whenever pursuant to this Note or any other Loan Document or any provision of the Program, Lender exercises any right given to it to consent or withhold consent, or approve or disapprove, the decision of Lender shall be in the sole discretion of Lender and shall be final and conclusive.

Borrower may not use or rely on any oral statement of Lender of SBA to contradict or alter the written terms of this Note.

Borrower shall execute and deliver to Lender upon Lender's request from time to time all additional and/or correction documents and information requested by Lender related to this Note and/or the Program. Without in any way limiting the generality of the foregoing, in the event that SBA requires a different promissory note form for loans in the Program, and/or any guidance, regulation or requirement is made or issued regarding loans in the Program which Lender deems to require amendment or modification to this Note (collectively, "Regulatory Changes"), Borrower expressly agrees that it shall upon request of Lender execute and deliver to Lender such replacement or amended promissory note as deemed by Lender to be necessary pursuant to any Regulatory Changes.

THIS LOAN IS PAYABLE IN FULL AT MATURITY. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. MOODY NATIONAL BANK IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN OR YOU WILL HAVE TO FIND A LENDER, WHICH MAY BE THE LENDER YOU HAVE THIS LOAN WITH, WILLING TO LEND YOU THE MONEY. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME LENDER.

Borrower, intending to be legally bound hereby, has duly executed this Note as of the date first above written with the original "wet ink" signature of the authorized representative of Borrower, and shall tender to Bank such executed original. Notwithstanding the foregoing, Borrower agrees that a scanned or other electronically generated copy of such originally executed Note shall be fully enforceable the same as such originally executed Note.

“BORROWER”

Deep Down, Inc.
A Delaware corporation

By: /s/ Charles Njuguna
Name: Charles Njuguna
Title: President

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